Exhibit 99.1

Contacts:

Media Contact	Investor Contact
Len Dieterle	Brian Denyeau
Aspen Technology	ICR for Aspen Technology
+1 781-221-4291	+1 646-277-1251
len.dieterle@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the Fourth Quarter and Fiscal 2023

Bedford, Mass. – August 1, 2023 - Aspen Technology, Inc. (AspenTech) (NASDAQ: AZPN), a global leader in industrial software, today announced financial results for its fourth quarter and fiscal year 2023, ended June 30, 2023.

“The fourth quarter was a strong finish to an important year and showed benefits from our transformation efforts and learnings in fiscal 2023. We delivered a full year of double-digit ACV growth, ending above the midpoint of our guidance range. Demand in most of our end markets and geographies was strong in the quarter and throughout the year. This performance, during an unpredictable macro environment, validates the mission criticality of AspenTech solutions to our customers’ operations and strategic priorities,” said Antonio Pietri, President and Chief Executive Officer of AspenTech.

Fiscal Year 2023 Recent Business Highlights

•Annual Contract Value1 ("ACV") was $884.9 million at the end of fiscal 2023, increasing 11.8% year over year and 3.5% quarter over quarter.
•Annual Spend for Heritage AspenTech2 was $730.9 million at the end of fiscal 2023, increasing 8.5% year over year and 2.7% quarter over quarter.
•Operating cash flow was $299.2 million for fiscal 2023.
•Free cash flow3 was $292.3 million for fiscal 2023.
•AspenTech Board of Directors approved new $300.0 million share repurchase authorization for fiscal 2024; AspenTech set to complete previously announced $100.0 million accelerated share repurchase program in the first quarter of fiscal 2024.

Summary of Fourth Quarter and Fiscal Year 2023 Financial Results4, 5

AspenTech’s total revenue was $320.6 million for the fourth quarter of fiscal 2023 and included the following:

•License and solutions revenue, which represents the portion of a term license agreement allocated to the initial license and Open Systems International, Inc. (OSI) revenue where software and professional services are recognized as one performance obligation, was $222.8 million, compared to $179.3 million in the fourth quarter of fiscal 2022.

•Maintenance revenue, which represents the portion of customer agreements related to ongoing support and the right to future product enhancements, was $82.6 million, compared to $50.2 million in the fourth quarter of fiscal 2022.

•Services and other revenue was $15.2 million, compared to $9.5 million in the fourth quarter of fiscal 2022.

Income from operations was $6.0 million in the fourth quarter of fiscal 2023, compared to income from operations of $39.2 million in the fourth quarter of fiscal 2022.

Net income was $27.3 million or $0.42 per diluted share in the fourth quarter of fiscal 2023, compared to net income of $57.2 million, or $1.13 per diluted share, in the fourth quarter of fiscal 2022. The Company has elevated amortization of intangible assets following the close of the transaction with Emerson. As a result, the Company expects its amortization of intangible assets to remain elevated for the next several years as the related asset balance is amortized over time.

Non-GAAP income from operations was $148.9 million in the fourth quarter of fiscal 2023. Non-GAAP net income was $138.2 million, or $2.13 per share, for the fourth quarter of fiscal 2023. These non-GAAP results add back the impact of stock-based compensation expense, amortization of intangibles, fees related to acquisitions and integration planning and realized and unrealized gains and losses in connection with derivatives on foreign currency forward contracts. A reconciliation of GAAP to non-GAAP results is presented in the financial tables included in this press release.

As of June 30, 2023, AspenTech had cash and cash equivalents of $241.2 million, no borrowings, and $193.1 million available on its revolving credit facility.

During the fourth quarter, AspenTech generated $113.6 million in cash flow from operations and $111.5 million in free cash flow3. Free cash flow is calculated as net cash provided by operating activities adjusted for the net impact of purchases of property, equipment and leasehold improvements and payments for capitalized computer software development costs. Free cash flow was below our guidance for fiscal 2023 due to lower-than-expected cash collections. AspenTech has already received a significant portion of these payments in July 2023.

Recent Developments

Micromine Transaction Update

AspenTech, in collaboration with Potentia, Micromine’s majority owner, has terminated its share sale agreement to acquire Micromine. AspenTech and Potentia were waiting to secure a final Russian regulatory approval as a condition to closing the transaction. As this process continued, the timing and requirements necessary to get this approval became increasingly unclear. This lack of clarity on the potential for, and timing of, a successful review led AspenTech and Potentia to this mutual course of action. AspenTech will not be paying any termination fee as part of this arrangement.

Share Repurchase Programs Update

AspenTech announced today that its Board of Directors has approved a new share repurchase authorization, through which the Company may repurchase up to $300 million of its outstanding shares of common stock in fiscal 2024. This authorization is in addition to the Company’s $100 million accelerated share repurchase program announced on May 5, 2023. The Company expects to complete the accelerated share repurchase program in its first quarter of fiscal 2024. Upon its completion, the Company will begin executing the $300 million share repurchase authorization.

Fiscal Year 2024 Business Outlook

Based on information as of today, August 1, 2023, AspenTech is issuing the following guidance for fiscal 2024.

•ACV1 growth of at least 11.5% year-over-year.
•GAAP operating cash flow of at least $378 million
•Free cash flow3 of at least $360 million
•Total bookings of at least $1.04 billion
•Total revenue of at least $1.12 billion
•GAAP total expense of approximately $1.22 billion
•Non-GAAP total expense of approximately $675 million
•GAAP operating loss at or better than $100 million
•Non-GAAP operating income of at least $445 million
•GAAP net loss at or better than $7 million
•Non-GAAP net income of at least $424 million
•GAAP net loss per share at or better than $0.11
•Non-GAAP net income per share of at least $6.51

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause AspenTech’s actual results to differ materially from these forward-looking statements.

Conference Call and Webcast

AspenTech will host a conference call and webcast presentation on Tuesday, August 1, 2023, at 4:30 p.m. ET to discuss its financial results, business outlook, and related corporate and financial matters. A live webcast of the call will be available on AspenTech's Investor Relations website, http://ir.aspentech.com/, via its "Webcasts" page. To access the call by phone, please use the following registration link. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast also will be available for a limited time at http://ir.aspentech.com/.

Expanded Earnings Presentation

AspenTech has provided an expanded earnings presentation for its fourth quarter and fiscal 2023. The Company asks that shareholders refer to this presentation in conjunction with today’s conference call, which can be found at ir.aspentech.com.

Footnotes

1.AspenTech defines ACV as the estimate of the annual value of our portfolio of term license and software maintenance and support, or SMS, contracts, the annual value of SMS agreements purchased with perpetual licenses and the annual value of standalone SMS agreements purchased with certain legacy term license agreements, which have become an immaterial part of our business.
2.AspenTech defines Annual Spend for Heritage AspenTech as the annualized value of all term license and SMS contracts at the end of the quarter for the businesses other than OSI and Subsurface Science and Engineering (SSE). AspenTech will no longer disclose its Annual Spend metric starting in the first quarter of fiscal year 2024.
3.Effective January 1, 2023, we no longer exclude acquisition and integration planning related payments from our computation of free cash flow. Free cash flow for all prior periods presented has been revised to the current period computation.
4.As a result of the transaction between AspenTech and Emerson Electric Co. (“Emerson”), EmerSubCX, the subsidiary Emerson created as part of the transaction, became the surviving entity when the transaction closed on May 16, 2022. The comparable three-month period shown in the financial statements for fiscal 2022 reflects the full quarter results of the OSI and SSE businesses that were contributed to new AspenTech and the results of Heritage AspenTech for the period from May 16, 2022 to June 30, 2022. In addition, in conjunction with the closing of the transaction, EmerSubCX adjusted its fiscal year end from September 30 to June 30 to align with Heritage AspenTech’s fiscal year end. As a result, the financial results for fiscal 2022 are for the nine months from October 1, 2021 to June 30, 2022 and include the nine-month results of the OSI and SSE businesses Emerson contributed to new AspenTech and the results of Heritage AspenTech for the period from May 16, 2022 to June 30, 2022.
5.Prior period financial information throughout this press release has been revised to conform with the current period presentation.

About AspenTech

Aspen Technology, Inc. (NASDAQ: AZPN) is a global software leader helping industries at the forefront of the world’s dual challenge meet the increasing demand for resources from a rapidly growing population in a profitable and sustainable manner. AspenTech solutions address complex environments where it is critical to optimize the asset design, operation and maintenance lifecycle. Through our unique combination of deep domain expertise and innovation, customers in capital-intensive industries can run their assets safer, greener, longer and faster to improve their operational excellence. To learn more, visit AspenTech.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical may be “forward-looking” statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties, and AspenTech undertakes no obligation to update any such statements to reflect later developments. These forward-looking statements include, but are not limited to, our guidance for fiscal 2024, our expectations regarding cash collections and completion of our accelerated share repurchase program. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “strategy,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “opportunity” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These risks and uncertainties include, without limitation: the failure to realize the anticipated benefits of our transaction with Emerson Electric Co.; risks resulting from our status as a controlled company; the scope, duration and ultimate impacts of the COVID-19 pandemic and the

Russia-Ukraine conflict; as well as economic and currency conditions, market demand (including related to the pandemic and adverse changes in the process or other capital-intensive industries such as materially reduced spending budgets due to oil and gas price declines and volatility), pricing, protection of intellectual property, cybersecurity, natural disasters, tariffs, sanctions, competitive and technological factors, and inflation; and others, as set forth in AspenTech’s most recent Annual Report on Form 10-KT and subsequent reports filed with the Securities and Exchange Commission. The outlook contained herein represents AspenTech’s expectation for its consolidated results, other than as noted herein.

© 2023 Aspen Technology, Inc. AspenTech, aspenONE, asset optimization and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission (the "SEC"). Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business. As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (Unaudited in Thousands, Except per Share Data)

	Three Months Ended June 30,		Year Ended June 30,	Nine Months Ended June 30,
	2023	2022	2023	2022
Revenue:
License and solutions	$222,825	$179,260	$669,185	$278,589
Maintenance	82,634	50,201	316,911	103,786
Services and other	15,184	9,459	58,082	22,921
Total revenue	320,643	238,920	1,044,178	405,296
Cost of revenue:
License and solutions	70,238	56,491	279,564	125,258
Maintenance	8,846	6,660	36,650	15,030
Services and other	16,478	7,867	57,375	16,108
Total cost of revenue	95,562	71,018	373,589	156,396
Gross profit	225,081	167,902	670,589	248,900
Operating expenses:
Selling and marketing	126,396	71,569	482,656	108,463
Research and development	55,606	33,440	209,347	64,285
General and administrative	37,094	23,703	161,651	39,878
Restructuring costs	—	36	—	117
Total operating expenses	219,096	128,748	853,654	212,743
Income (loss) from operations	5,985	39,154	(183,065)	36,157
Other income (expense), net	3,850	4,414	(29,418)	310
Interest income, net	12,807	3,542	31,917	3,494
Income (loss) before provision for income taxes	22,642	47,110	(180,566)	39,961
(Benefit) for income taxes	(4,674)	(10,076)	(72,806)	(13,185)
Net income (loss)	$27,316	$57,186	$(107,760)	$53,146
Net income (loss) per common share:
Basic	$0.42	$1.14	$(1.67)	$1.30
Diluted	$0.42	$1.13	$(1.67)	$1.30
Weighted average shares outstanding:
Basic	64,614	50,179	64,621	40,931
Diluted	64,943	50,406	64,621	41,008

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED AND COMBINED BALANCE SHEETS (Unaudited in Thousands, Except Share and Per Share Data)

	June 30,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$241,209	$449,725
Accounts receivable, net	122,789	111,027
Current contract assets, net	367,539	428,833
Prepaid expenses and other current assets	27,728	23,461
Receivables from related parties	62,375	16,941
Prepaid income taxes	11,424	17,503
Total current assets	833,064	1,047,490
Property, equipment and leasehold improvements, net	18,670	17,148
Goodwill	8,330,811	8,266,809
Intangible assets, net	4,659,657	5,112,781
Non-current contract assets, net	536,104	428,232
Contract costs	15,992	5,473
Operating lease right-of-use assets	67,642	78,286
Deferred tax assets	10,638	4,937
Other non-current assets	13,474	8,766
Total assets	$14,486,052	$14,969,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,299	$21,416
Accrued expenses and other current liabilities	99,526	90,123
Due to related parties	22,019	4,111
Current operating lease liabilities	12,928	7,191
Income taxes payable	46,205	6,768
Current borrowings	—	28,000
Current contract liabilities	151,450	143,327
Total current liabilities	352,427	300,936
Non-current contract liabilities	30,103	21,081
Deferred income tax liabilities	957,911	1,145,408
Non-current operating lease liabilities	55,442	71,933
Non-current borrowings, net	—	245,647
Other non-current liabilities	19,240	15,560
Stockholders’ equity:
Common stock, 0.0001 par value—Authorized—600,000,000 shares Issued— 64,952,868 shares at June 30, 2023 and 64,425,378 shares at June 30, 2022 Outstanding— 64,465,242 shares at June 30, 2023 and 64,425,378 shares at June 30, 2022	6	6
Additional paid-in capital	13,194,028	13,107,570
(Accumulated deficit) retained earnings	(41,391)	66,369
Accumulated other comprehensive income (loss)	2,436	(4,588)
Treasury stock, at cost- 487,626 shares of common stock at June 30, 2023 and none at June 30, 2022	(84,150)	—
Total stockholders’ equity	13,070,929	13,169,357
Total liabilities and stockholders’ equity	$14,486,052	$14,969,922

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (Unaudited in Thousands)
	Three Months Ended June 30,		Year Ended June 30,	Nine Months Ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$27,316	$57,186	$(107,760)	$53,146
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	123,153	73,015	491,419	119,930
Reduction in the carrying amount of right-of-use assets	3,406	3,387	13,869	5,915
Net foreign currency losses (gains)	368	(4,533)	4,079	(306)
Net realized loss on settlement of foreign currency forward contracts	36,997	—	26,176	—
Stock-based compensation	20,830	14,786	84,850	15,763
Deferred income taxes	(36,880)	(72,865)	(192,926)	(79,021)
Provision for uncollectible receivables	3,883	(54)	7,827	794
Other non-cash operating activities	(1,336)	123	(228)	228
Changes in assets and liabilities:
Accounts receivable	(14,478)	13,206	(25,538)	11,204
Contract assets	(10,986)	(68,129)	(21,658)	(78,122)
Contract costs	(4,808)	(4,992)	(10,165)	(4,992)
Lease liabilities	(3,352)	(2,833)	(13,655)	(5,558)
Prepaid expenses, prepaid income taxes, and other assets	(20,016)	(6,303)	7,625	(8,776)
Liability from foreign currency forward contract	(40,454)	—	—	—
Accounts payable, accrued expenses, income taxes payable and other liabilities	30,353	(18,280)	18,315	(23,674)
Contract liabilities	(437)	15,942	16,979	22,431
Net cash provided by (used in) operating activities	113,559	(344)	299,209	28,962
Cash flows from investing activities:
Purchase of property, equipment and leasehold improvements	(2,062)	(982)	(6,577)	(2,263)
Proceeds from sale of property and equipment	—	36	—	91
Net payments for settlement of foreign currency forward contracts	(36,997)	—	(26,176)	—
Payments for business acquisitions, net of cash acquired	—	(5,571,931)	(72,498)	(5,571,931)
Payments for equity method investments	(24)	(24)	(700)	(24)
Payments for capitalized computer software development costs	(19)	(508)	(366)	(508)
Purchase of other assets	—	(553)	(1,000)	(553)
Net cash (used in) investing activities	(39,102)	(5,573,962)	(107,317)	(5,575,188)
Cash flows from financing activities:
Issuance of shares of common stock	5,194	5,701	36,736	5,702
Repurchases of common stock	(100,000)	—	(100,000)	—
Payment of tax withholding obligations related to restricted stock	(6,430)	(1,676)	(20,836)	(1,676)
Deferred business acquisition payments	—	(1,200)	(1,363)	(1,200)
Repayments of amounts borrowed under term loan	—	(6,000)	(276,000)	(6,000)
Net transfers (to) from Parent Company	(14,184)	6,004,439	(19,933)	5,971,995
Payments of debt issuance costs	—	—	(2,375)	—
Net cash (used in) provided by financing activities	(115,420)	6,001,264	(383,771)	5,968,821
Effect of exchange rate changes on cash and cash equivalents	(4,564)	2,405	(16,637)	1,417
(Decrease) increase in cash and cash equivalents	(45,527)	429,363	(208,516)	424,012
Cash and cash equivalents, beginning of period	286,736	20,362	449,725	25,713
Cash and cash equivalents, end of period	$241,209	$449,725	$241,209	$449,725

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows (Unaudited in Thousands, Except per Share Data)
	Three Months Ended June 30,		Year Ended June 30,	Nine Months Ended June 30,
	2023	2022	2023	2022
Total expenses
GAAP total expenses (a)	$314,658	$199,766	$1,227,243	$369,139
Less:
Stock-based compensation (b)	(20,830)	(14,786)	(84,850)	(15,763)
Amortization of intangibles (c)	(121,526)	(71,342)	(485,486)	(116,743)
Acquisition and integration planning related fees	(526)	(3,749)	(7,556)	(3,749)

Non-GAAP total expenses	$171,776	$109,889	$649,351	$232,884

Income from operations
GAAP income (loss) from operations	$5,985	$39,154	$(183,065)	$36,157
Plus:
Stock-based compensation (b)	20,830	14,786	84,850	15,763
Amortization of intangibles (c)	121,526	71,342	485,486	116,743
Acquisition and integration planning related fees	526	3,749	7,556	3,749

Non-GAAP income from operations	$148,867	$129,031	$394,827	$172,412

Net income
GAAP net income (loss)	$27,316	$57,186	$(107,760)	$53,146
Plus (less):
Stock-based compensation (b)	20,830	14,786	84,850	15,763
Amortization of intangibles (c)	121,526	71,342	485,486	116,743
Acquisition and integration planning related fees	526	3,749	7,556	3,749
Unrealized (gain) on foreign currency forward contract	(40,454)	—	—	—
Realized loss on foreign currency forward contract	36,997	—	26,176	—
Less:
Income tax effect on Non-GAAP items (d)	(28,565)	(18,295)	(124,231)	(28,316)

Non-GAAP net income	$138,176	$128,768	$372,077	$161,085

Diluted income per share
GAAP diluted income (loss) per share	$0.42	$1.13	$(1.67)	$1.30
Plus (less):
Stock-based compensation (b)	0.32	0.29	1.30	0.38
Amortization of intangibles (c)	1.87	1.42	7.46	2.85
Acquisition and integration planning related fees	0.01	0.07	0.12	0.09
Unrealized (gain) on foreign currency forward contract	(0.62)	—	—	—
Realized loss on foreign currency forward contract	0.57	—	0.40	—
Impact of diluted shares	—	—	0.02	—
Less:
Income tax effect on Non-GAAP items (d)	(0.44)	(0.36)	(1.91)	(0.69)

Non-GAAP diluted income per share	$2.13	$2.55	$5.72	$3.93

Shares used in computing Non-GAAP diluted income per share	64,943	50,406	65,094	41,008

	Three Months Ended June 30,		Year Ended June 30,	Nine Months Ended June 30,
	2023	2022	2023	2022
Free Cash Flow (6)
Net cash provided by (used in) operating activities (GAAP)	$113,559	$(344)	$299,209	$28,962
Purchases of property, equipment and leasehold improvements	(2,062)	(982)	(6,577)	(2,263)
Payments for capitalized computer software development costs	(19)	(508)	(366)	(508)
Free cash flow (non-GAAP)	$111,478	$(1,834)	$292,266	$26,191
(6) Effective January 1, 2023, we no longer exclude acquisition and integration planning related payments from our computation of free cash flow. Free cash flow for all prior periods presented has been revised to the current period computation methodology.

(a) GAAP total expenses
	Three Months Ended June 30,		Year Ended June 30,	Nine Months Ended June 30,
	2023	2022	2023	2022
Total costs of revenue	$95,562	$71,018	$373,589	$156,396
Total operating expenses	219,096	128,748	853,654	212,743
GAAP total expenses	$314,658	$199,766	$1,227,243	$369,139

(b) Stock-based compensation expense was as follows:
	Three Months Ended June 30,		Year Ended June 30,	Nine Months Ended June 30,
	2023	2022	2023	2022
Cost of license and solutions	$813	$1,351	$3,565	$1,351
Cost of maintenance	431	344	1,893	344
Cost of services and other	538	282	1,995	282
Selling and marketing	5,316	2,850	16,202	2,850
Research and development	7,959	3,507	21,790	3,507
General and administrative	5,773	6,452	39,405	7,429
Total stock-based compensation	$20,830	$14,786	$84,850	$15,763

(c) Amortization of intangible assets was as follows:(7)
	Three Months Ended June 30,		Year Ended June 30,	Nine Months Ended June 30,
	2023	2022	2023	2022
Cost of license and solutions	$48,035	$30,068	$191,412	$56,453
Selling and marketing	73,491	41,274	294,074	60,290
Total amortization of intangible assets	$121,526	$71,342	$485,486	$116,743
(7) Amortization of intangible assets for the three and nine months ended June 30, 2022 has been updated to reflect the amounts as presented in our Form 10-KT for our fiscal 2022.

(d) The income tax effect on non-GAAP items is calculated utilizing the Company's combined US federal and state statutory tax rate as follows:(8)

	Three Months Ended June 30,		Year Ended June 30,	Nine Months Ended June 30,
	2023	2022	2023	2022
U.S. statutory rate	21.79%	21.79%	21.79%	21.79%
(8) The income tax effect on non-GAAP items for the three and nine months ended June 30, 2022 has been updated to conform to the current methodology of calculating the income tax effect on non-GAAP items.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES Reconciliation of Forward-Looking Guidance (Unaudited in Thousands, Except per Share Data)

	Twelve Months Ended June 30, 2024 (9)

Guidance - Total expenses
GAAP expectation - total expenses	$1,220,000
Less:
Stock-based compensation	(59,000)
Amortization of intangibles	(486,000)

Non-GAAP expectation - total expenses	$675,000

Guidance - Income from operations
GAAP expectation - (loss) from operations	$(100,000)
Plus:
Stock-based compensation	59,000
Amortization of intangibles	486,000

Non-GAAP expectation - income from operations	$445,000

Guidance - Net income and diluted income per share
GAAP expectation - net (loss) and diluted (loss) per share	$(7,000)	$(0.11)
Plus (less):
Stock-based compensation	59,000
Amortization of intangibles	486,000
Less:
Income tax effect on Non-GAAP items (10)	(114,000)

Non-GAAP expectation - net income and diluted income per share	$424,000	$6.51

Shares used in computing guidance for Non-GAAP diluted income per share	65,100

Guidance - Free Cash Flow (11)
GAAP expectation - Net cash provided by operating activities	$378,000
Less:
Purchases of property, equipment and leasehold improvements	(17,500)
Payments for capitalized computer software development costs	(500)

Free cash flow expectation (non-GAAP)	$360,000

(9) Rounded amounts used, except per share data.
(10) The income tax effect on non-GAAP items for the twelve months ended June 30, 2024 is calculated utilizing the Company’s statutory tax rate of 21.79 percent.
(11) Free cash flow guidance has been updated to reflect a change in methodology to calculate free cash flow and does not represent a change in management's expectations. Effective January 1, 2023, we no longer exclude acquisition and integration planning related payments from our computation of free cash flow. We have updated our guidance computation for free cash flow to reflect that such payments are no longer excluded from free cash flow.